Exhibit 3.1

SECRETARY OF STATE
DIVISION Of CORPORATIONS
FILED 09:00 AM 11/01/1990
903055182 - 2245512

BIOSPECIFICS CORPORATION

CERTIFICATE OF INCORPORATION

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware as the same may be amended and supplemented (referred to as the "Delaware General Corporation Law"), hereby certifies that:

FIRST: Name: The name of the Corporation is:

BIOSPECIFICS CORPORATION

SECOND: Registered Office and Registered Agent. The address of the Corporation's registered office in the State of Delaware is 32 Lockerman Square, Suite L-100, City of Dover, Delaware 19901, located in Kent County. The name of the registered agent of the Corporation at such address is The Prentice Hall Corporation System, Inc.

THIRD: Purpose. The nature of the business and the purposes to be conducted and promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: Authorized Capital. The total number of shares of all classes of stock which the corporation shall have authority to issue is 10,700,000, of which (i) 10,000,000 shares shall be Common Stock, par value $0.001 per share (hereinafter called "Common Stock"), and (ii) 700,000 shares shall be Preferred Stock, par value $0.50 per share (hereinafter called "Preferred Stock"). The Preferred Stock shall be issued in one or more series. The Board of Directors is expressly authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the voting powers, designations, preferences and relative participating options or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of all shares of such series.

FIFTH: Incorporator. The name and mailing address of the incorporator is:

Lisa A. Larrick
1818 N Street, N.W. #400
Washington, D.C. 20036

SIXTH: Directors. The business and affairs of the Corporation shall be managed by a Board of Directors as follows:

(a)
The initial number of directors of the Corporation shall be five (5), which number may be increased or decreased pursuant to the By-laws of the Corporation, provided that the number of directors may not be less than three (3) unless the Corporation has less than three (3) stockholders, in which case the number of directors may not be less than the number of stockholders.

(b)
Beginning with the Board of Directors to be elected at the first annual meeting of stockholders, the directors shall be classified, in respect solely to the time for which they shall severally hold office, by dividing them into three classes, each such class to be as nearly equal as possible to each other class. At the first annual meeting of stockholders, separate elections shall be held for the directors of each class, the term of office of directors of the first class to expire at the first annual meeting after their election; the term of office of the directors of the second class to expire at the second annual meeting after their election; and the term of office of the directors of the third class to expire at the third annual meeting after their election. At each succeeding annual meeting, the stockholders shall elect directors of the class whose term then expires, to hold office until the third succeeding annual meeting. Each director shall hold office for the term for which elected and until his or her successor shall be elected and shall qualify.

(c)
Any director, any class of directors or the entire Board of Directors may be removed from office by stockholder vote at any time, without assigning any cause, but only if the holders of not less than two-thirds (2/3) of the voting power of the then outstanding shares of capital stock of the Company entitled to vote at an annual election of directors, voting together as a-single class, shall vote in favor of such removal.

(d)
Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that vacancies resulting from removal from office by a vote of the stockholders may be filled by the stockholders at the same meeting at which such removal occurs. All directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of stockholders at which the term of class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

(e)	The Board of Directors is authorized to make, alter or repeal the By-laws of the Corporation

(f)	The names and addresses of the directors who shall act until the first meeting and thereafter until their successors are duly elected and qualified are:

Name	Address
Edwin H. Wegman	35 Wilbur St., Lynbrook, NY 11563
Harold Stern	35 Wilbur St., Lynbrook, NY 11563

Paul A. Gitman	c/o 35 Wilbur St., Lynbrook, NY 11563
Henry Morgan	c/o 35 Wilbur St., Lynbrook, NY 11563
Sherman C. Vogel	c/o 35 Wilbur St., Lynbrook, NY 11563

SEVENTH: Liability of Directors. No director of the Corporation shall be personally liable to the Corporation or the stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

EIGHTH: Duration. The duration of the Corporation shall be perpetual.

NINTH: Shareholder Consent. The provisions of Section 228 of the Delaware General Corporation Law shall apply until the effectiveness of the registration of a class of the Corporation's securities pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. Following such date, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting, except for any action taken upon the signing of a consent in writing, setting forth the action so taken, by all stockholders of the Corporation entitled to vote thereon.

TENTH: Non-applicability of Section 203. The Corporation shall not be governed by the provisions of Section 203 of the Delaware General Corporation Law.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this certificate, hereby declaring and certifying that this is the act and deed of said incorporator and the facts herein stated are true, and accordingly has hereunto set her hand and seal this 31st day of October, 1990.

By:     /s/ Lisa A. Larrick____    __
Lisa A. Larrick, incorporator

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 12/14/1990
903485231 - 2245512

CERTIFICATE OF DESIGNATION OF PREFERRED STOCK

OF

BIOSPECIFICS CORPORATION

The undersigned, being the President and the Secretary, respectively, of BioSpecifics Corporation, a Delaware corporation (hereinafter called the "Corporation"), the Certificate of Incorporation of which was filed in the Office of the Secretary of State of Delaware on November 1, 1990, and subsequently recorded in the Office of the Recorder of Kent County, Delaware, do hereby certify that pursuant to the Unanimous Written Consent of the Board of Directors of the Corporation in Lieu of the Initial Meeting thereof, effective as of November 26, 1990, pursuant to Section 141 of the Delaware General Corporate Law and the By-laws of the Corporation, the following resolution was duly adopted:

RESOLVED, that, pursuant to the authority expressly granted to and invested in the Board of Directors of the Corporation by the provisions of Article 4 of the Certificate of Incorporation, the Board of Directors hereby creates a series of the $0.50 par value per share Preferred Stock of the Corporation to consist of 150,000 shares. The Board of Directors hereby fixes the designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof, on the shares of such series as follows:

1. Designation of Series. The designation of the series of Preferred Stock shall be "Series A Non-Voting Convertible Redeemable Preferred Stock" (hereinafter called the "Series A Preferred Stock").

2. Liquidation Preference. In the event of the liquidation, dissolution, or winding up of the Corporation, the holders of the Series A Preferred Stock shall be entitled, after the debts of the Corporation shall have been paid, to receive, out of the assets remaining, $0.50 per share, together will all declared but unpaid dividends, before payment is made or assets set apart for payment to holders the Corporation's Common Stock, par value $0.001 per share (the "Common Stock"). The holders of shares of the Series A Preferred Stock shall be entitled to no further payments or distributions. If the assets remaining after the payment of the Corporation's debts are insufficient to pay the full amount as set forth above to the holders of the Series A Preferred Stock, then such assets as remain shall be proportionately divided among the shares of Series A Preferred Stock then outstanding.

3. Dividend Preference. Holders of the Series A Preferred Stock are entitled to receive, when, as, and if declared by the Corporation's Board of Directors out of the Corporation's net profits, dividends at the rate of $.05 per share of Series A Preferred Stock outstanding upon each declaration of dividends. The holders of the Preferred Stock shall not, as such, be entitled to receive any other or further dividends of any kind whatsoever. Such dividends must be paid before any dividends are declared, set apart for, or paid to holders of the Common Stock. The dividends on the Series A Preferred Stock shall not be cumulative. The payment of dividends is totally within the discretion of the Corporation's Board of Directors.

4. Conversion into Common Stock.

(a). Any holder of the Series A Preferred Stock, at any time after 365 days following the closing of a Securities and Exchange Commission registered public offering by the Corporation of shares of Common Stock in consideration for cash (an "Initial Public Offering"), may (unless such shares held by him shall have been called for previous redemption) convert all (and no less than all) of his shares of Series A Preferred Stock into shares of the Common Shock, at the rate of one (1) fully paid and nonassessable share of Common Stock for each share of Series A Preferred Stock. Such conversion will be effected upon the surrender to the Corporation of such holder's certificate or certificates representing all of such holder's shares of the Series A Preferred Stock held by him, duly endorsed in blank for transfer. Upon the receipt by the Corporation (or by its transfer agent) of such holder's certificate or certificates of the Series A Preferred Stock, duly endorsed in blank for transfer, such holder shall have no rights as a holder of Series A Preferred Stock, except the right to receive a certificate for fully paid and nonassessable shares of Common Stock.

(b). The Corporation may, at any time following the expiration of 395 days following the closing of an initial Public Offering and at the option of its Board of Directors, convert all shares of the Series A Preferred Stock then outstanding into shares of the Common Stock, at the rate of one (1) fully paid and nonassessable share of Common Stock for each share of Series A Preferred Stock. In the event that it proceeds with such conversion, the Corporation will notify each holder of Series A Preferred Stock of such conversion by placing a notice of conversion in first class U.S. mail sent to each holder of record of Series A Preferred Stock at his address listed on the Corporation's records. Upon the Corporation's placement of such notice of conversion in the mail, each holder shall have no rights as a holder of Series A Preferred Stock, except the right to surrender to the Corporation his certificates of Series A Preferred Stock, duly endorsed in blank for transfer, and to receive a certificate for fully paid and nonassessable shares of Common Stock.

(c). For purposes of Sections 4 and 5 of this Certificate of Designation of Preferred Stock, the closing of an Initial Public Offering that is conducted on a "minimum-maximum" basis shall be deemed to have occurred upon the closing of the sale of the minimum number of shares offered in such Initial Public Offering.

5. Redemption of Shares. The Corporation may, at any time commencing October 1, 1991 and at the option of its Board of Directors, redeem all (and no less than all) of the outstanding shares of the Series A Preferred Stock that have not been previously converted into Common Stock; provided, however, that the Corporation shall have no right to redeem any shares of the Series A Preferred Stock if an Initial Public Offering (as defined in Section 4(a) of this Certificate of Designation of Preferred Stock) has closed on or before September 1, 1991. The Corporation will provide each holder of record of the Series A Preferred Stock with ten (10)

days' notice of redemption by placing such notice in first class U.S. mail bearing each such holder's address as listed in the Corporation's records. Following the expiration of the ten-day period (commencing from the date that the Corporation places such notice of redemption in the mail), the holders of Series A Preferred Stock shall not possess or exercise any rights as holders of Series A Preferred Stock, except the right to surrender their certificates of Series A Preferred Stock, duly endorsed in blank for transfer, and to receive from the Corporation the redemption price thereof of $0.50 for each such outstanding share of Series A Preferred Stock, together with the amount of declared but unpaid dividends payable upon the outstanding shares of the Series A Preferred Stock. The Corporation shall pay such redemption price upon each such share of Series A Preferred Stock within twenty (20) days of the Corporation's receipt of the certificate for such share, duly endorsed in blank for transfer.

6. Voting Rights. The Series A Preferred Stock shall not possess any voting rights, except for those as may be required by law.

RESOLVED, that the officers of the Corporation, and any of them individually, are hereby authorized, empowered, and directed to prepare, execute, and file a certificate setting forth a copy of the foregoing resolutions and to execute any and all other documents and take any and all other steps necessary or appropriate in order to comply with the laws of the State of Delaware and to effectuate the purposes of said resolutions.

The undersigned further certify that there are no shares of any series of Preferred Stock of the Corporation currently outstanding.

IN WITNESS WHEREOF, BioSpecifics Corporation has caused this Certificate of Designation to be signed by its President and Secretary, in that the facts stated therein are true, this day of December, 1990.

/s/ Edwin H. Wegman____ _                              /s/ Thomas L. Wegman___ __
Edwin H. Wegman, President                                Thomas L. Wegman, Secretary

I, Kathleen D. Noon, a notary public for the State of New York, County of Nassau, hereby certify that on the 10th day of December, 1990, there appeared before me Edwin H. Wegman and Thomas L. Wegman, to acknowledge signing the foregoing document as the President and Secretary, respectively, of BioSpecifics Corporation, and to acknowledge that the statements contained therein are true and correct.

                                                                         /s/ Kathleen D. Noon
[Notarial seal]                                               Signature of Notary

    My commission expires
    August 31, 1992.

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 9:00 AM 05/08/1991
751128057 - 2245512

BIOSPECIFICS CORPORATION

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF DESIGNATION OF PREFERRED STOCK

It is hereby certified that:

A. The name of the corporation (hereinafter referred to as the "Corporation") is BioSpecifics Corporation.

B. The Certificate of Designation of Preferred Stock of the corporation, which was filed by the Secretary of State of Delaware on December 14, 1990 (hereinafter referred to as the "Certificate of Designation"), is hereby corrected.

C. The defect to be corrected in the Certificate of Designation is as follows:

The "Series A Non-Voting Convertible Redeemable Preferred Stock" shall not be non-voting stock as provided in sections 1 and 6 of the Certificate of Designation but instead shall have voting powers.

D. Sections 1 and 6 of the Certificate of Designation are corrected to read in their entirety as follows:

1.           Designation of Series. The designation of the series of Preferred Stock shall be "Series A Convertible Redeemable Preferred Stock" (hereinafter called the "Series A Preferred Stock").

2.           Voting Rights. Each share of Series A Preferred Stock shall be entitled to one-tenth (1/10) of one vote on any matter upon which the shareholders of the Corporation shall be entitled to vote.

E. Sections 2 through 5 remain as set forth in the Certificate of Designation.

The undersigned further certify that there are no shares of any series of Preferred Stock of the Corporation currently outstanding.

IN WITNESS WHEREOF, BioSpecifics Corporation has caused this Certificate of Correction of Certificate of Designation of Preferred Stock to be signed by its President and attested by its Secretary, in that the facts stated therein are true, this 17th day of April, 1991.

BIOSPECIFICS CORPORATION

By: /s/ Edwin H. Wegman
Edwin H. Wegman, President

ATTEST:

/s/ Thomas L. Wegman
Thomas L. Wegman, Secretary

I, Helen L. Piazza, a notary public for the State of New York, County of Nassau, hereby certify that on the 17th day of April, 1991, there appeared before me Edwin H. Wegman and Thomas L. Wegman, to acknowledge signing the foregoing document as the President and Secretary, respectively, of BioSpecifics Corporation, and to acknowledge that the statements contained therein are true and correct.

[Notarial seal]                               /s/ Helen L. Piazza
                                        Signature of Notary

My commission expires
3/18 , 1993.

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 9:01 AM 05/08/1991
751128058 - 2245512

CERTIFICATE OP AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF BIOSPECIFICS CORPORATION

BioSpecifics Corporation (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law, does hereby certify:

FIRST: that at a meeting of the Board of Directors of the corporation, resolutions were duly adopted setting forth the following proposed amendment of the Certificate of Incorporation of the Corporation:

RESOLVED, that, subject to the approval of the sole shareholder of the Corporation, Article 1 of the Certificate of Incorporation is hereby amended to read as follows:

FIRST: Name. The name of the Corporation is:

BIOSPECIFICS TECHNOLOGIES CORP.

FURTHER RESOLVED, that, subject to the approval of the sole shareholder of the Corporation, Article 6(c) of the Certificate of Incorporation is hereby amended to read as follows:

Any director, any class of directors, or the entire Board of Directors may be removed from office by stockholder vote at any time, without assigning any cause, but only if the holders of not less than a majority of the voting power of the then outstanding shares of capital stock of the Company entitled to vote at an annual election of directors, voting together as a single class, shall vote in favor of such removal.

SECOND: that pursuant to the written consent of the Corporation’s sole shareholder, such amendment was duly adopted.

IN WITNESS WHEREOF, BioSpecifics Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President and attested by is Secretary, in that the facts stated therein are true, this 6th day of May, 1991.

             BIOSPECIFICS CORPORATION

           By: /s/ Edwin H. Wegman
 Edwin H. Wegman, President

ATTEST:

/s/ Thomas L. Wegman_ ____
Thomas L. Wegman, Secretary

I, Helen L. Piazza, a notary public for the State of New York, County of Nassau, hereby certify that on the 6th day of May, 1991, there appeared before me Edwin H. Wegman and Thomas L. Wegman, to acknowledge signing the foregoing document as the President and Secretary, respectively, of BioSpecifics Corporation, and to acknowledge that the statements contained therein are true and correct.

[Notarial seal]                               /s/ Helen L. Piazza
                                        Signature of Notary

My commission expires
3/18 , 1993.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 9:00 AM 12/08/1992
923435136 - 2245512

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

BIOSPECIFICS TECHNOLOGIES CORP.

Adopted in accordance with tee provisions
Of Section 242 of the General Corporation Law
Of the State of Delaware

We, Harold Stern, Executive Vice President, and Thomas L. Wegman, Secretary of BIOSPECIFICS TECHNOLOGIES CORP. (the "Corporation"), do hereby certify as follows:
FIRST, that the Certificate of Incorporation of the Corporation bas been amended by striking out subsections (a) and (b) of Article 4 and substituting in lieu therof the following:
“(a) Any holder of the Series A Preferred Stock any time after 365 days following the closing of a Securities and Exchange Commission registered public offering by the corporation of shares of common Stock in consideration for cash (an "Initial Public Offering"), may (unless such shares held by him shall have been called fox previous redemption) convert all (and no lass than all) of his shares of Series A Preferred stock into shares of the Common Stock, at the rate of two (2) fully paid and nonassessable shares of Common Stock for each share of Series A Preferred Stock. Such conversion will be effected upon the surrender to the Corporation of such holder's certificate or certificates representing all of such holder's shares of the Series A Preferred Stock, held by him, duly endorsed in blank for transfer. Upon the receipt by the Corporation (or by its transfer agent) of such holder's certificate or certificates of the Series A Preferred Stock, duly endorsed in blank for transfer, such holder shall have no rights as a holder of Series A Preferred Stock, except the right to receive a certificate for frilly paid and nonassessable shares of Common Stock.

(b) The Corporation may, at any time following the expiration of 395 days following the closing of an Initial Public offering and at the option of its Board of Directors, convert all shares of the Series A Preferred stock then outstanding into shares of the Common Stock, at the rate of two (2) fully paid and nonassessable shares of Common Stock for each shares of Series A Preferred Stock. In the event that it proceeds with such conversion, the corporation will notify each holder of Series A Preferred Stock of such Conversion by placing a notice of conversion in first class U.S. Mail sent to each holder of record of Series A Preferred Stock at his address listed on the Corporation's records. Upon the Corporation's placement of such notice of conversion in the mail, each holder shall have no rights as a holder of Series A Preferred Stock, except the right to surrender to the corporation his certificates of Series A Preferred Stock, duly endorsed in blank for transfer, and to receive a certificate for fully paid and nonassessable shares of Common Stock."

SECOND, that the Certificate of Incorporation of the corporation has been further demanded by striking out Article 9.
THIRD, that such amendments to the Certificate of Incorporation ware duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the affirmative vote of a majority of the outstanding shares of Common Stock of the Corporation at the annual meeting of Stockholders on July 8, 1992.

IN WITNESS WHEREOF, the undersigned have signed this Certificate under penalties of perjury that the Certificate is the act and deed of the Corporation and the facts stated herein are true this 2nd day of December, 1992.

            BIOSPECIFICS TECHNOLOGIES CORP.

            By: /s/ Harold Stern
            Harold Stern,
            Executive Vice President
ATTEST:

/s/ Thomas L. Wegman
Thomas L. Wegman, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/28/2002
020338537 - 2245512

BIOSPECIFICS TECHNOLOGIES CORP
CERTIFICATE OF DESIGNATION, PREFERENCES
AND RIGHTS OF SERIES B JUNIOR PARTICIPATING
PREFERRED STOCK

(Pursuant to section 151
of the General Corporation Law of the State of Delaware)

We, Edwin H. Wegman. Chairman of the Board of Directors, President and Chief Executive Officer, and Albert Horcher, Secretary, Treasure and Principal Accounting Officer, of BioSpecifics Technologies Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation'), in accordance with the provisions of Section 103 thereof, do hereby certify;

That pursuant to the authority conferred upon the Board of Directors by the Corporation's Amended Certificate of Incorporation (the "Certificate of Incorporation"), the Board of Directors adopted the following resolution on May 14, 2002 creating a series of ten thousand (10,000) shares of Preferred Stock designated as Series B Junior Participating Preferred Stock;

WHEREAS, the Certificate of Incorporation provides that the Corporation is authorized to issue 700,000 shares of preferred stock, $0.50 par value per share, designated as "Preferred Stock," none of which are issued and outstanding, now therefore it is:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article IV of the Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the preferred stock of the Corporation, such series to be designated Series B Junior Participating Preferred Stock (the "Preferred Stock"), to consist of ten thousand (10,000) shares, of par value $0.50 per share, of which the preferences and relative and other rights, and the qualifications, limitations of restrictions thereof, shall be as follows:

1. Future increase or Decrease. Subject to paragraph 4(e) of this resolution, the number of shares of said series may at any time or from time to time be increased or decreased by the Board of Directors notwithstanding that shares of such series may be outstanding at such time of increase or decrease.
2. Dividend Rate.

(a) The holders of shares o€ Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of each January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance (the "First Issuance") of a share or fraction of a share of Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b)1,000 times the aggregate per share amount of all cash dividends and 1,000 times the aggregate per share amount (payable in and) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, of par value $0.001 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the First Issuance of any share or fraction of a share of Participating Preferred Stock. In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) On or after the First Issuance, no dividend on Common Stock shall be declared unless concurrently therewith a dividend or distribution is declared on the Preferred Stock as provided in paragraph (a) above; and the declaration of any such dividend on the Common Stock shall be expressly conditioned upon payment or declaration of and provision for a dividend on the Participating Preferred Stock as above provided. In the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c) Whenever quarterly dividends or other dividends payable on the Preferred Stock as provided in paragraph (a) above are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not redeem or purchase or otherwise acquire for consideration shares of any stock ranking Junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of say stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Preferred Stock.

(d) Dividends shall begin to accrue and be cumulative on outstanding shares of Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. The Board of Directors may fix a record date for the determination of holders of shares of Preferred Stock entitled to receive payment of a dividend distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

3. Dissolution, Liquidation and Winding Up. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation (hereinafter referred to as a "Liquidation"), the holders of Preferred Stock shall be entitled to receive the greater of (i) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment and (i) the aggregate amount par share equal to 1,000 times the aggregate amount so be distributed per share to holders of Common Stock (the "Preferred Liquidation Preference"). In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

4. Voting Rights. The holders of shares of Preferred Stock shall have the following voting rights:

(a) Each share of Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding share of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock into a greater or lesser number of shares of Commas Stock, then in each such case the aggregate amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b) Except as otherwise provided herein, or by law, the Certificate of Incorporation or the By-laws of the Corporation (the "By-laws"), the holders of shares of Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c) If and whenever dividends on rite Preferred Stock shall be in arrears in an amount equal to six quarterly dividend payments, then and in such event the holders of the Preferred Stock, voting separately as a class (subject to the provisions of subparagraph (d) below), shall be entitled at the next annual meeting of the stockholders or at way special meeting to elect two (2) directors. Each share of Participating Preferred Stock shall be entitled to one vote, and holders of fractional abates shall have the right to a fractional vote. Upon election, such directors shall become additional directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number of directors. Such right of the holders of Participating Preferred Stock to elect directors may be exercised until all dividends in default on the Participating Preferred Stock shall have been paid in full, and dividends for the current dividend period declared and funds therefor set apart, and when so paid and set apart, the right of the holders of Participating Preferred Stock to elect such number of directors shall cease, the term of such directors shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults. The fact that dividends have been paid and set apart as required by the preceding sentence shall be evidenced by a certificate executed by the President and the Chief Financial Officer of the Corporation and delivered to the Board of Directors. The directors so elected by holders of Participating Preferred Stock shall serve until the certificate described in the preceding sentence shall have been delivered to the Board of Directors or until their respective successors shall be elected or appointed and qualify.

At any time when such special voting rights have been so vested in the holders of the Participating Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more of the number of shares the Participating Preferred Stock then outstanding addressed to such Secretary at the principal office of the Corporation in the State of New York, shall, call a special meeting the holders of the Participating Preferred Stock for the election of the directors to be elected by them as hereinabove provided, to be held in the case of such written request within forty (40) days after delivery of such request, and in either case to be held at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such a special meeting (i) if any such request is received less than ninety (90) days before the date fixed for the next ensuing annual or special meeting of stockholders or (ii) if at the time any such request is received, the holders of Participating Preferred Stock are not entitled to elect such directors by reason of the occurrence of an event specified in the third sentence of subparagraph (d) below.

(d) If, at any tune when the holders of Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this paragraph 4, the holders of any one or more additional series of Preferred Stock are entitled to elect directors by reason of any default or event specified in the Certificate of Incorporation, as in effect at the time of the certificate of designation for such series, and if the terms for such other additional series so permit, the voting rights of the two or more series then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Preferred Stock and of all such other series then entitled so to vote, voting as a class, shall elect such directors. If the holders of any such other series (if designated) have elected such directors prior to the happening of the default or event permitting the holders of Preferred Stock to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation from the holders of not less than 10% of the then outstanding shares of Preferred Stock, then such directors so previously elected will be deemed to have been elected by and on behalf of the holders of Preferred Stock as well as such other series, without prejudice to the right of the holders of Preferred Stock to vote for directors if such previously elected directors shall resign, cease to serve or fail to stand for reelection while the holders of Preferred Stock are entitled to vote. If the holders of any such other series are entitled to elect in excess of two (2) directors, the Preferred Stock shall not participate in the election of more than two (2) such directors, and those directors whose terms first expire shall be deemed to be the directors elected by the holders of Preferred Stock; provided that, if at the expiration of such terms the holders of Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this paragraph 4, then the Secretary of the Corporation shall call a meeting (which meeting may be the annual meeting or special meeting of stockholders referred to In subparagraph (c)) of holders of Preferred Stock for the purpose of electing replacement directors (in accordance with the provisions of this paragraph 4) to be held on prior to the time of expiration of the expiring teams referred to above.

(e) Except as otherwise set forth herein or required by law, the Certificate of Incorporation or the By-laws, holders of Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action. No consent of the holders of outstanding shares of Preferred Stock at any time outstanding shall be required in order to permit the Board of Directors to: (i) increase the number of authorized shares of Preferred Stock or to decrease such number to a number not below the sum of the number of shares of Preferred Stock then outstanding and the number of shares with respect to which there are outstanding rights to purchase; or (ii) issue Preferred Stock which is senior to the Preferred Stock, junior to the Preferred Stock or on a parity with the Preferred Stock.

5. Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such one each share of Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the First Issuance declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock

(by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

6. Redemption. The shares of Preferred Stock shall not be redeemable.

7. Conversion Rights. The Preferred Stock is not convertible into Common Stock or any other security of the Corporation.

IN WITNESS WHEREOF, the undersigned Chairman of the Board, President and Chief Executive Officer of the Corporation, and Secretary, Treasurer and Principal Accounting Officer, each declares under penalty or perjury the truth, to the best of his or her knowledge, of this Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock.

Executed this 14th day of May, 2002.

            By: /s/ Edwin H. Wegman
            Name: Edwin H. Wegman
            Title: Chairman of the Board of Directors,
            President and Chief Executive Officer

Attest:

/s/ Albert Horcher
Name: Albert Horcher
Title: Secretary, Treasurer and Principal
Accounting Officer